Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U. S. C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of BeesFree, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2013 (the “Report”), I, Joseph N. Fasciglione, Interim President, Interim Chief Executive Officer and Interim Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that :

          1.        The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

          2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2014	/s/ Joseph N. Fasciglione
Joseph N. Fasciglione
Interim President, Interim Chief
Executive Officer and Interim
Chief Financial Officer
(Interim Principal Executive Officer
(Interim Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.